Exhibit 32.1
Certification
Pursuant to 18 U.S.C. Section 1350,
as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002
     In connection with the Annual Report of Synergetics USA, Inc. (the “Company”) on Form 10-K for the period ended July 31, 2005, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Gregg D. Scheller, President and Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:
(1)	The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.
Dated: October 31, 2005

/s/ Gregg D. Scheller

Gregg D. Scheller President and Chief Executive Officer